Exhibit 99.2

                                  Certification
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

     In connection with this annual report on Form 10-KSB of State of Franklin Bancshares, Inc. I, Charles E. Allen, Jr., Chief Executive Officer (principal executive, accounting and financial officer) of State of Franklin Bancshares, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of State of Franklin Bancshares, Inc.



Date:  March 31, 2003                        /s/ Charles E. Allen, Jr.
                                             -----------------------------------
                                             Charles E. Allen, Jr.
                                             Chief Executive Officer (principal
                                             executive, accounting and financial
                                             officer)